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                                OPERATING AGREEMENT

                                        FOR

                                  FORD TEL II, LLC






                                  FEBRUARY 24, 2000

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                              OPERATING AGREEMENT FOR

                                  FORD TEL II, LLC

       THIS OPERATING AGREEMENT (this "Agreement") is made and entered into this 24thday of February 2000, by and among Ford Motor Company ("Ford") and TeleTech Holdings, Inc. ("TeleTech"), as initial members of Ford Tel II, LLC, a Delaware limited liability company (the "Company") (Ford, TeleTech and any other authorized member of the Company may from time to time be referred to herein together as the "Members" and, individually as a "Member"). The Company was organized as a limited liability company under the Delaware Limited Liability Company Act, as amended, Title 6, Chapter 18-101 ET SEQ. (the "Act"). Certain defined terms used in this Agreement are set forth in
SCHEDULE I (SCHEDULE OF DEFINITIONS) attached hereto and made a part hereof.

       In consideration of the mutual covenants and agreements contained in this Agreement and other good and valuable consideration, and intending to be legally bound hereby, the undersigned parties hereby agree as follows:

                                     ARTICLE I

                                      PURPOSES

       The purposes of the Company are (a) to provide worldwide Customer Relationship Center ("CRC") services to (i) Ford and its Affiliates and such related services as requested by Ford customers, (ii) Ford's independent dealership network (including without limitation customer satisfaction indexing, market research, dealer research, lead generation, maintenance scheduling, product recalls, broadcast electronic mail management, credit and finance, video kiosk, data base management, dealers contact management platform, loyalty programs, premium fulfillment, data analysis, etc.) and
(iii) automotive-related markets (such as repair, parts and aftermarket suppliers) and (b) to engage in any act in furtherance of such activities which limited liability companies may perform under the Act.

                                     ARTICLE II

                               ORGANIZATIONAL MATTERS

       SECTION 2.1. FORMATION. The Company was formed pursuant to the Act upon the filing of the Certificate of Formation (the "Certificate"). The rights and obligations of the Members shall be as provided under the Act, the Certificate and this Agreement.

       SECTION 2.2. PRINCIPAL PLACE OF BUSINESS. The principal place of business of the Company shall be in Denver, Colorado or at such place as may be established by the Management Committee (as defined in Section 4.1 of this Agreement) from time to time.

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       SECTION 2.3. REGISTERED OFFICE AND REGISTERED AGENT. The Company's
registered office shall be 1209 Orange Street, Wilmington, Delaware 19801 and the name of its initial registered agent at such address shall be The Corporation Trust Company. The Company may designate another registered office or agent at any time by following the procedures set forth in the Act.

       SECTION 2.4. DURATION. The existence of the Company shall continue in perpetuity, unless the Company is sooner dissolved in accordance with ARTICLE X or the Act.

                                    ARTICLE III

                           MEMBERS AND CAPITAL STRUCTURE

       SECTION 3.1. NAMES AND ADDRESSES OF MEMBERS. All Members of the Company and their business, residence or mailing address shall be listed on the attached EXHIBIT A. The Members shall be required to update EXHIBIT A from time to time as necessary to accurately reflect the information therein, including the information referred to in SECTION 3.2 below.

       SECTION 3.2. UNITS REPRESENTING MEMBERSHIP INTERESTS. The Interests of Members in the Company are divided into and represented by Units or fractions thereof. Each Member's respective number of Units is set forth in EXHIBIT A, as the same shall be amended from time to time to reflect any changes in the number of Units of Members. The Members agree that each Unit shall entitle the Member possessing such Unit to:

       (a) Subject to ARTICLE VII, an equal proportionate share per Unit of the Company's net income, gains, losses, deductions and credits; and

       (b) Subject to ARTICLE X and ARTICLE XI, an equal proportionate share per Unit of amounts distributed to the Members in respect of their Interests both during operation and upon dissolution of the Company.

       The Company will not issue certificates representing Units, but at the written request of a Member, the Company will provide a certified statement setting forth the total number of Units issued and outstanding and the number of Units issued to the requesting Member, as of the date of the statement.

       SECTION 3.3. CAPITAL CONTRIBUTIONS. The initial Capital Contribution to the Company of each Member is set forth on EXHIBIT A in accordance with the Contribution Agreement attached hereto as EXHIBIT B (the "Contribution Agreement").

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       SECTION 3.4. ADDITIONAL CAPITAL.

       (a) The Company may, from time to time, issue capital calls requiring the Members to contribute additional amounts of capital to the Company, if, but only if, such additional Capital Contribution is authorized by (i) with respect to any additional Capital Contribution requested on or prior to December 31, 2000, the Business Plan, after Supermajority Approval,
(ii) the Budget for the fiscal year in which such additional Capital Contribution is requested or (iii) by Supermajority Approval. Capital calls for Capital Contributions so authorized may be made by written notice to the Members by the Management Committee (each, an "Additional Capital Contribution Notice") in accordance with the needs of the Company. Additional Capital Contributions shall be paid by each Member within thirty (30) days after receipt of an Additional Capital Contribution Notice.

       (b) If any Member who is required to make an additional Capital Contribution under Section 3.4(a) herein chooses not to make such Capital Contribution, the Company shall issue additional Units to the Members making such Capital Contribution. The additional Units shall be issued at fair market value based upon the fair market value of the Company's assets, as determined by the Management Committee. Each time the Company issues additional Units pursuant to this Section 3.4(b) or Section 3.5, the Management Committee shall amend EXHIBIT A to reflect the Unit ownership. The Profits and Losses attributable to the additional Units shall be allocated among the Members in accordance with the provisions of Article VII.

       SECTION 3.5. DELINQUENT MEMBERS. If any Member who is required to make a Capital Contribution under Section 3.4 fails to make payment when due of all or any portion of its share of any Capital Contribution required by this Agreement (a "Delinquent Member"), the Company shall give written notice of such failure to such Delinquent Member. If the Delinquent Member fails to pay the amount due within thirty (30) days following delivery of such notice, then each of the other Members (the "Contributing Members") shall have the right, but not the obligation, to elect the following

              (a) To contribute to the Company its requested additional capital contribution and, if such Member so elects, its proportionate share of the capital which the Delinquent Members failed to contribute based on such Contributing Member's respective percentage Membership Interest held prior thereto in relation to the Interests held by all Contributing Members who so elect (any contribution made by the Contributing Members in respect of the contribution the Delinquent Members failed to make shall be treated as an additional capital contribution made by such Contributing Members) and the Interests of the Members shall be adjusted in accordance with Section 3.4(b); or

              (b) To provide to the Company the amount of the capital which the Delinquent Members failed to contribute, in the form of a loan to such Delinquent Members (a

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       "Member Loan"), which Member Loan shall bear interest at rate equal to the prime rate reported in the WALL STREET JOURNAL (or successor publication) for the day prior to the date such Member Loan is made plus one percentage point. Any such Member Loan, plus interest thereon, shall be repaid by the Company directly from amounts otherwise distributable to the Delinquent Member hereunder by remitting such amount to the Contributing Member who made the Member Loan. Amounts so paid over to the Contributing Member shall nevertheless be deemed distributions to the Delinquent Member. At the time the Member Loan is made, the Delinquent Member shall be deemed to have made a Capital Contribution to the Company in the amount of the Loan. Upon such deemed Capital Contribution, the Interests of the Members shall be adjusted in accordance with the provisions of Section 3.4(b).

       SECTION 3.6. CAPITAL ACCOUNTS.

       (a) A capital account ("Capital Account") shall be established, maintained and adjusted for each Member in the manner provided by Treasury Regulation Section 1.704-1(b)(2)(iv) and such other provisions of Treasury Regulation Section 1.704-1(b) that must be complied with in order for the Capital Accounts of the Members to be established, maintained, adjusted and determined in accordance with the provisions of that Treasury Regulation. The Capital Account of a Member shall be increased or decreased as provided in that Treasury Regulation, except to the extent that such adjustment would materially affect the amount or timing of any amount otherwise distributed under this Agreement.

       (b) The Book Value of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Management Committee, upon the issuance of additional Units, and the Capital Accounts of all Members shall be adjusted simultaneously to reflect the aggregate net adjustment as if the Company recognized gain or loss equal to the amount of such aggregate net adjustment.

       (c) No Member shall have any liability or obligation to restore a negative or deficit balance in such Member's Capital Account.

       SECTION 3.7. NO RIGHTS OF REDEMPTION. No Member shall have the right to: (a) have that Member's Units or Interest redeemed, (b) have that Member's Capital Contribution returned, or (c) subject to ARTICLE VII ,
ARTICLE X, and ARTICLE XI, otherwise receive property of the Company; even if that Member dissociates prior to termination of the Company. At termination, the Member's rights are limited to those set forth in ARTICLE X and ARTICLE
XI. No Member shall have the right to demand a distribution or return of such Member's Capital Contributions.

       SECTION 3.8. MEMBER LOANS OR SERVICES. Except as set forth in SECTION 3.5, without Supermajority Approval, loans or services by any Member to the Company shall not be considered Capital Contributions.

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       SECTION 3.9. ADMISSION OF ADDITIONAL MEMBERS. The Company may issue or sell Interests in the Company to additional Members ("Additional Members") only with Supermajority Approval. Thereafter, such Additional Members will have the rights of Members as described in SECTION 3.2 and will be allocated net income, gains, losses, deductions and credits by such method as may be provided in this Agreement, and if no method is specified, then as may be permitted by Section 706(d) of the Code.

       SECTION 3.10. NO MEMBER RESPONSIBLE FOR OTHER MEMBER'S COMMITMENT. In the event that any Member (or any of such Member's shareholders, partners, members, owners, or Affiliates ) has incurred any indebtedness or obligation prior to the date of this Agreement that relates to or otherwise affects the Company, neither the Company nor any other Member shall have any liability or responsibility for or with respect to such indebtedness or obligation.

       SECTION 3.11. COMPANY RESPONSIBLE FOR CERTAIN ORGANIZATION EXPENSES. The Company shall pay or reimburse all expenses directly incurred by the Company in connection with the formation of the Company and listed on
SCHEDULE 3.11; provided that any expenses incurred by Ford in connection with middleware development by IBM in North America incurred during the first two years shall not be reimbursable.

                                    ARTICLE IV

                                MEETINGS OF MEMBERS

       SECTION 4.1. MANAGEMENT COMMITTEE.

       (a) FORMATION, DESIGNATION AND AUTHORITY OF MANAGEMENT COMMITTEE. The Members hereby acknowledge and agree that the business and affairs of the Company shall be conducted by a Management Committee (the "Management Committee"). The Management Committee shall have the full power and authority of the Members. Each action of the Management Committee taken in accordance with this Agreement shall constitute an action of each of the Members and shall be final and binding on the Members for all purposes. The Management Committee shall devote such time to the Company as may be reasonably required for the achievement of the purposes of the Company.

       (b) APPOINTMENT AND REMOVAL OF REPRESENTATIVES. The Management Committee shall consist of an equal number of representatives appointed by each Member. Initially, the Management Committee shall consist of a total of eight representatives, with four representatives appointed by TeleTech and four representatives appointed by Ford; provided that at least one of the representatives appointed by both Ford and TeleTech shall be outside representative not employed by the appointing Member. SCHEDULE 4.1(b) lists the initial representatives of the Management Committee and will be updated from time to time with any changes in such representatives made in accordance with this Section 4.1. The Chairman of

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the Management Committee may be selected by a majority vote of the Management
Committee; provided however, that in the event of a deadlock, the
representatives appointed by TeleTech shall select the Chairman.   A Member
may remove and replace its representative to the Management Committee at any time upon written notice to the other Member, it being understood and agreed that a representative to the Management Committee may only be removed by the Member appointing such representative. If any representative of a Member is unable to attend any meeting of the Management Committee, such Member shall be entitled to designate an alternate representative to attend and vote at such meeting in lieu of such Member's regular representative. No member of the Management Committee shall be compensated by the Company, including reimbursement for out-of-pocket expenses.

       (c) MANAGEMENT COMMITTEE APPROVALS. Notwithstanding any provision of this Agreement to the contrary, Supermajority Approval of the Management Committee is required to authorize or permit the Company to:

              (i) appoint or change the Company's independent accountants (the "Accountants") or make any change in any method of accounting or accounting practice or policy other than those required by GAAP;

              (ii)    merge or consolidate with any other entity;

              (iii)   take any action to dissolve or liquidate the Company;

              (iv) sell, assign, transfer or convey a significant portion of its properties or assets other than in the ordinary course of business or as contemplated by the Business Plan or the Budget;

              (v) except as set forth in the Business Plan, make any investment in or acquire or agree to acquire (A) by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof, or (B) any assets that are material, individually or in the aggregate, to the Company;

              (vi) engage in any business or operations other than as set forth in clause (a) of Article I hereof;

              (vii)   approve any Budget or Business Plan;

              (viii) except as provided in Section 5.1, hire, terminate and set the compensation of the Company's officers;

              (ix) (A) incur any indebtedness for borrowed money or guarantee any such indebtedness , issue or sell any debt securities or warrants or other rights to acquire any

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       debt securities or indebtedness of the Company, guarantee any debt securities of another person or entity, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except as contemplated by the Business Plan or any Budget, or (B) make any loans, advances or capital contributions to, or investments in, any other person or entity, except as contemplated by the Business Plan or any Budget;

              (x) execute, terminate or materially amend or modify (A) any contract or agreement for the annual sale of services to non-Affiliates exceeding $5,000,000 or (B) any other contract, expenditure or transaction (other than the sale of services to Affiliates) that was not in any Budget or the Business Plan and exceeds $1,000,000 or, if in the Business Plan or Budget, where the expenditure involved exceed those contemplated by the Budget or the Business Plan by $1,000,000;

              (xi) execute, terminate or materially amend or modify any contract or agreement that commits the Company to contingent liabilities of more than $1,000,000.

              (xii) enter into any trademark, patent, copyright, know-how, licensing or technology agreement and undertaking any non-routine matter relating to the intellectual property rights of the Company;

              (xiii) mortgage or encumber in any manner any assets of the Company;

              (xiv) pay, discharge, settle or satisfy any litigation or disputed third party claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in an amount not to exceed $50,000;

              (xv) make any contribution to a charitable or non-profit organization in excess of $10,000;

              (xvi) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property) in respect of, any of the Units, except as expressly permitted under Section 7.11(c) of this Agreement;

              (xvii)  request or consent to any Bankruptcy;

              (xviii) issue, deliver, sell, pledge or otherwise encumber any Interest, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such Interest, voting securities or convertible securities;

              (xix) amend its Certificate of Formation or Articles of Organization; and

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              (xx)    delegate any of its authority with respect to any of the
       actions listed in clauses (i)-(xix) above.

       (d) INDEMNIFICATION. The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (including any Member) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he or she or a person for whom he or she is the legal representative, is or was a Member, a representative of the Management Committee or an officer of the Company designated pursuant to Article V below, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans (an "Indemnitee"), against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such indemnitee, provided, however, that nothing in this Section 4.l(d) shall require the Company to indemnify any Member or any Affiliate, employee or agent of any Member against or on account of any claim, loss, expense or liability resulting from the actions of such Member, Affiliate, employee or agent in a capacity other than as a Member Management Committee representative, officer, employee or agent of the Company, including in its capacity as franchisor, lender or supplier. The Company shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if the initiation of such proceeding (or part thereof) by the Indemnitee was authorized by the Management Committee of the Company.

               (i) PREPAYMENT OF EXPENSES. The Company shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, PROVIDED, HOWEVER, that the payment of expenses incurred by a representative to the Management Committee or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by such individual to repay all amounts advanced if it should be ultimately determined that the individual is not entitled to be indemnified under this Section 4.l(d) or otherwise.

              (ii) CLAIMS. If a claim for indemnification or payment of expenses under this Section 4. l(d) is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Company, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expenses of prosecuting such claim. In any such action the Company shall have the burden of proving that the Indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

              (iii) NONEXCLUSIVITY OF RIGHTS. The rights conferred on any person by this Section 4.l(d) shall not be exclusive of any other rights which such person may have or

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       hereafter acquire under any statute, provision of the Certificate, agreement, vote of Members or otherwise.

              (iv) OTHER INDEMNIFICATION. The Company's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise, or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise, provided that such person shall not be required to collect first from such other corporation, partnership, joint venture, trust, enterprise, or nonprofit enterprise.

              (v) AMENDMENT OR REPEAL. Any repeal or modification of the foregoing provisions of this Section 4.1(d) shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

       SECTION 4.2. REGULAR MEETINGS. The Management Committee shall meet at least once during each fiscal quarter of the Company or more or less frequently and on such specific dates as designated by the Members. Meetings of the Management Committee shall take place at the principal offices of the Company or at such other place as may be designated by a majority of the Members.

       SECTION 4.3. SPECIAL MEETINGS. A special meeting of the Management Committee may be called by any representative of the Management Committee, for any purpose or purposes, unless otherwise prescribed by statute, at any time upon notice in writing to the Company of the proposed meeting and the matters proposed to be acted upon.

       SECTION 4.4. NOTICE OF MEETINGS. The Company shall deliver notice by electronic mail regular mail, courier service or facsimile stating the date, time and place of any meeting of the Management Committee and, in the case of a special meeting or when otherwise required by law, a description of the purposes for which the meeting is called, to each Member of record and each representative of the Member on the Management Committee entitled to vote at the meeting, at such address as appears in the records of the Company and at least ten (10), but no more than sixty (60), days before the date of the meeting.

       SECTION 4.5. WAIVER OF NOTICE. A representative of the Management Committee may waive notice of any meeting, before or after the date and time of the meeting as stated in the notice, by delivering a signed written waiver to the Company for inclusion in the minutes. A representative's attendance at any meeting, in person or by proxy (a) waives objection to lack of notice or defective notice of the meeting, unless such individual at the beginning of the meeting objects to holding the meeting or transacting business at the meeting, and (b) waives objection to consideration of a particular matter at the meeting that is not within the purposes described in

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the meeting notice, unless such individual objects to considering the matter when it is presented.

       SECTION 4.6. VOTING RIGHTS. The presence of the representatives of a Supermajority of the Members shall constitute a quorum for any meeting of the Management Committee. Except as otherwise provided in this Agreement, approval of any action requires the approval of a Supermajority of the Members using the Voting Interest of each Member listed on EXHIBIT A. The representatives (or designated alternates) of the Management Committee appointed by each Member who are present (in person or by written proxy) at any meeting of the Management Committee (or who are acting by written consent in lieu of a meeting) shall together (or separately if only one representative (or designated alternate) designated by a Member is present at such meeting) have voting power equal to such Member's Voting Interest at the time of such meeting.

       SECTION 4.7. ACTION BY CONSENT. Any action required or permitted to be taken at a meeting of the Management Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the representatives or their designated alternatives. The written consent or consents of the representatives or their designees shall be delivered to the Company for inclusion in its minutes.

       SECTION 4.8. PRESENCE. A representative of the Management Committee shall be entitled to participate in any regular or special meeting of the Management Committee by, or through the use of, any means of communication by which all representatives participating may simultaneously hear each other during the meeting. A representative so participating is deemed to be present in person at the meeting.

       SECTION 4.9. CONDUCT OF MEETINGS. The Management Committee shall appoint one of its representatives to preside at the meeting and shall appoint a person to act as secretary of the meeting. The secretary of the meeting shall prepare minutes of the meeting which shall be maintained in the minute book of the Company.





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                                     ARTICLE V

                                     MANAGEMENT

        SECTION 5.1. OVERSIGHT BY MANAGEMENT COMMITTEE. The Management Committee shall, by Supermajority Approval, select a Chief Executive Officer and such other executive officers of the Company as the Management Committee shall determine. The Chief Financial Officer shall be appointed and terminable by Ford, however, such appointee shall be a person acceptable to TeleTech.

       SECTION 5.2. CHIEF EXECUTIVE OFFICER. Subject to the oversight of the Management Committee, the CEO shall manage the business operations of the Company in accordance with the operating guidelines and policies adopted from time to time by the Management Committee. The CEO shall implement the Business Plan (as defined in Section 5.3 below) and conduct the business of the Company in accordance with the Business Plan and the relevant Budget. The CEO and such other officers of the Company as further delegated by the CEO or the Management Committee shall have the authority to execute on behalf of the Company all contracts and other documents within the ordinary scope of the business of the Company and as contemplated by the Business Plan, the relevant Budget or as specifically authorized by the Management Committee.

       SECTION 5.3. INITIAL BUSINESS PLAN; ANNUAL BUDGETS. As promptly as practicable after the date hereof, the Management Committee shall adopt and approve, by Supermajority Approval a business plan (the "Business Plan") which shall contain income statements, balance sheets and statements of cash flows, the overall business objectives of the Company, projected revenues and itemized operating and capital expenditures of the Company for the Company's 2000 and 2001 fiscal years, a description of any proposed acquisitions for the Company and an assessment of the Company's working capital needs over the period covered. Prior to the commencement of each fiscal year of the Company, the Management Committee shall, by a Supermajority Approval, adopt and approve a Business Plan and a Budget for the upcoming fiscal year of the Company. If, for whatever reason, the Management Committee is unable to adopt and approve a Business Plan or a Budget prior to the commencement of any fiscal year of the Company then the Company shall be operated, until a Budget and Business Plan are approved, subject to the expense limitations set forth in the Business Plan or a Budget for the immediately preceding fiscal year, excluding any one-time or extraordinary operating expenses and excluding all capital expenditures except those which are determined by the CEO to be reasonably necessary in order to keep the Company's assets in good working condition.




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                                     ARTICLE VI

                               ACCOUNTING AND RECORDS

        SECTION 6.1. RECORDS AND ACCOUNTING. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with generally accepted accounting principles consistently applied ("GAAP"). The books and records of the Company shall reflect all Company transactions and shall be appropriate and adequate for the Company's business. The fiscal year of the Company for financial reporting and for federal income tax purposes shall be the calendar year. So long as Ford and TeleTech are Members, the Company shall use reasonable efforts to maintain and report all required accounting data in accordance with directions established by Ford and TeleTech.

       SECTION 6.2. ACCESS TO ACCOUNTING RECORDS. All books and records of the Company shall be maintained at an office of the Company or at the Company's principal place of business, and each Member, and his, her, or its duly authorized representative, may inspect and copy such books and records upon reasonable notice and request, during normal business hours.

       SECTION 6.3. ANNUAL TAX INFORMATION. The Company shall use its best efforts to deliver to each Member within 60 days after the end of each fiscal year all information necessary for the preparation of such Member's federal and state income tax returns. The Company shall also use its best efforts to prepare, within 60 days after the end of each fiscal year, a financial report of the Company for such fiscal year containing a balance sheet as of the last day of the year then ended, an income statement for the year then ended, a statement of sources and applications of funds, and a statement of reconciliation of the Capital Accounts of the Members.

       SECTION 6.4. FEDERAL INCOME TAX TREATMENT. The Members intend that the Company be treated as a partnership for Federal income tax purposes.

       SECTION 6.5. NO STATE-LAW PARTNERSHIP. It is the intent of the Members that the Company shall be operated in a manner consistent with its treatment as a partnership for federal and state income tax purposes, and no Member shall take any action inconsistent with such intent. In this regard, the Members shall make a good faith effort to exercise all measures reasonably necessary to ensure that the Company is characterized as a partnership for federal and state tax purposes, either by means of an affirmative election, or as a result of the applicable default provisions pursuant to the regulations under Section 301.7701-1,-2 and -3 of the Treasury regulations relating to entity classifications (the "check-the-box" regulations). No provision of this Agreement shall be deemed or construed to constitute the Company a partnership (including, without limitation, a limited partnership) or joint venture, or any Member or director or Affiliate of a Member a partner or joint venturer of or with any other Member or Affiliate of a Member, for any purpose other than federal and state income tax purposes.

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                                    ARTICLE VII

                           ALLOCATIONS AND DISTRIBUTIONS

       SECTION 7.1. ALLOCATIONS OF PROFITS AND LOSSES. The Company's Profits and Losses shall be allocated as follows:

        (a) LOSSES. The Company's Losses, if any, arising in a fiscal year, shall be; allocated among the Members in the priorities set forth below:

              (i) FIRST: To the extent required so that the Members' respective Capital Accounts are in proportion to each such Member's Percentage Interest; and

              (ii) SECOND: Pro Rata to the Members in accordance with each such Member's Percentage Interest.

       (b) PROFITS. The Company's Profits arising in a fiscal year shall be allocated among the Members in the priorities set forth below:

              (i) FIRST: To the extent required so that the Members' respective Capital Accounts are in proportion to each such Member's Percentage Interest; and

              (ii) SECOND: Pro Rata to the Members in accordance with their respective Percentage Interests.

       (c) PRIORITY. Items of income, gain, deduction and loss shall first be allocated in accordance with Section 7.2. Profits and Losses, as reduced or increased as the case may be, and shall then be allocated under this Section 7.1.

       SECTION 7.2. CODE SECTION 704(b) LIMITATIONS.

       (a) MINIMUM GAIN CHARGEBACK. The Company shall (i) keep track of all minimum gain (within the meaning of Treasury Regulation Section 1.704-2), and (ii) specifically allocate items of deduction and income of the Company among the Members, in each case to the extent required to satisfy the requirements of Treasury Regulation Sections 1.704-2(f) and 1.704-2(i)(4).

       (b) QUALIFIED INCOME OFFSET. The Company shall specifically allocate items of Company income and gain to Members with deficit Capital Account balances to the extent required to satisfy the "qualified income offset" requirements in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(3).

       (c) CURATIVE ALLOCATIONS. The allocations set forth in Section 7.2(a) and (b), above (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulation Sections 1.704-l(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Members intend to allocate Profits or Losses or make distributions. Accordingly, notwithstanding the other provisions of this Article VII but subject to the Regulatory Allocations, the Tax Matters Member is hereby directed to reallocate items of income, gain, deduction or loss among the Members so as to eliminate the effect of the Regulatory Allocations and thereby to cause the respective Capital Accounts of the Members to be in proportion to their respective Percentage Interests.

       SECTION 7.3. FEDERAL INCOME TAX ALLOCATIONS.

       (a) Sections 7.1 and 7.2 provide for the allocation of Profits and Losses for Capital Account maintenance purposes. Generally, the Company's taxable income and loss as determined for federal income tax purposes (and each item of income, gain, loss or deduction entering into the computation thereof) will be allocated to the Members in the same proportion as the corresponding items are allocated for Capital Account maintenance purposes.

       (b) Notwithstanding Section 7.3(a), federal income tax items relating to assets that have a Book Value that is not equal to their adjusted tax basis will be allocated in accordance with Code Section 704(c). The Company shall adopt the traditional method of Code Section 704(c) and Treasury Regulation Section 1.704-3(b) for allocating loss or deduction (solely for tax purposes) in respect of such assets.

       SECTION 7.4. INTEREST IN THE COMPANY PROFITS. Pursuant to Section 1.752-3(a)(3) of the Treasury Regulations, the Members' interests in the Company profits for purposes of determining the Members' proportionate shares of the excess nonrecourse liabilities (as defined in Section 1.752-3(a)(3) of the Treasury Regulations) of the Company shall be determined in accordance with their respective Membership Interests.

       SECTION 7.5. SPECIAL ALLOCATIONS. In the event that the Internal Revenue Service determines either (a) that any Member's or an Affiliate's income or expense attributable to any transaction between the Company and any Member or its Affiliate (other than, with respect to a Member, in its capacity as a Member) (a "Member Transaction") is greater than or less than the amount paid by the Company with respect to such Member Transaction or (b) the Company's income or expense with respect to any such Member Transaction is greater than or less than the amount paid by the Company with respect to such Member Transaction, the Company shall specially allocate any resulting deduction or gain, as the case may be, attributable to such excess to the Member who (or whose Affiliate) entered into the Member Transaction.

       SECTION 7.6. COOPERATION. Each Member agrees to cooperate with and to take or cause the Company to take all reasonable actions requested by any other Member with the view to minimize federal, state, and local taxes, levies and assessments applicable to the Company; provided, however, that no Member will be obligated to take any such action that would, in such Member's reasonable judgment, be detrimental to such Member. The Company shall make commercially reasonable efforts to keep its books and records in such a manner and take tax reporting positions which maximize the tax benefit to the Members; provided that, the Company shall not be required to take any such position if the effect would be detrimental to another Member or the Company and such Member of the Company was not compensated for such detriment or cost by the Member(s) receiving any such tax benefit.

       SECTION 7.7. OTHER TAX AGREEMENTS. The Company shall not elect to be classified as an association taxable as a corporation pursuant to Treasury Regulation Section 301.7701-3 and, accordingly, shall be treated as a partnership for federal income tax purposes and, to the extent possible, state income tax purposes. The Tax Matters Member shall cause all tax returns of the Company to be timely filed.

       SECTION 7.8. PREPARATION AND FILING OF INCOME TAX RETURNS; ELECTIONS.
The Company shall cause the   Accountants  to timely prepare and file all the
Company tax returns and shall timely make all other filings required by any governmental authority having jurisdiction to require filings, the cost of which shall be borne by the Company. Each Member shall be provided a draft of such income tax return as soon as available and in no event later than sixty
(60) days after the end of each fiscal year, which Member may respond to the Accountants with comments within fifteen (15) Business Days of receipt thereof. The Accountants shall in good faith consult with, and consider the views of, each other Member regarding the timing and manner of preparation of such tax returns, reports and similar statements and any tax elections made thereon and shall make a good faith attempt to reach a consensus on all issues. In the event that a consensus cannot be reached on any material issue relating to any substantive position to be taken on such tax returns, such issue shall be submitted to another mutually acceptable independent accounting firm of national reputation for a binding resolution of such issue, provided, however, that in all events positions taken on the Company's tax returns shall be consistent with the form of the transactions contemplated by and reflected in this Agreement and the Ancillary Agreements.
 The Company shall pay the Accountants their reasonable fees and expenses relating to carrying out their obligations pursuant to this Section 7.8. Neither the Company nor any Member shall elect to be excluded from the provisions of subchapter K of the Code or from any similar provision of state tax laws. The Management Committee may make, or may cause the Company to make, those elections that the Management Committee may consider advisable and in the interests of the Company under any applicable tax law, including an election in accordance with applicable Treasury Regulations to cause the basis of any Property to be adjusted for federal income tax purposes as provided in Code Sections 734, 743, and 754. So long as Ford or TeleTech shall hold an interest in the Company, the Company shall use reasonable efforts to maintain and complete all required tax accounting and tax reporting requirements in accordance with the direction of Ford or TeleTech and to deliver the materials in time to meet Ford's or TeleTech's quarterly and annual tax return filing deadlines.

       SECTION 7.9. CONTROVERSIES WITH TAXING AUTHORITIES. If there is any controversy with the Internal Revenue Service or any other taxing authority involving the Company or the amount of the allocation of income, gain, loss, deduction, or credit of the Company to any Member, the Company shall incur those expenses that the Management Committee deems necessary or advisable in the interest of the Company in connection with any such controversy, including, without limitation, reasonable attorneys' and accountants' fees. The Company will promptly send to each Member a copy of all material correspondence the Company sends to or receives from the Internal Revenue Service with respect to any controversy.

       SECTION 7.10. TAX MATTERS MEMBER. The Members hereby designate Ford as the "tax matters partner" of the Company within the meaning of Code Section 6231(a)(7) (the "Tax Matters Member") and in that capacity Ford shall represent the Company in any disputes, controversies or proceedings with the Internal Revenue Service or other taxing authority. The Tax Matters Member shall act in a similar capacity under applicable state, local and foreign laws. The Management Committee may at any time hereafter designate another Member of the Company as a new Tax Matters Member; provided, however, that so long as Ford is a Member, such designation shall require a Supermajority of the Members. The Tax Matters Member shall take such action as reasonably may be necessary to cause each other Member to become a "notice partner" within the meaning of Section 6231(a)(8) of the Code. The Tax Matters Member shall notify each other Member of all material matters that may come to its attention in its capacity as Tax Matters Member. The Tax Matters Member is authorized to engage legal counsel and accountants and to incur reasonable expenses on behalf of the Company in contesting, challenging and defending against any audits, assessments and administrative or judicial proceedings conducted or participated in by any tax authority with respect to the Company's operations and affairs so long as such legal counsel and accountants are approved by the Management Committee. The Tax Matters Member shall not enter into any settlement, concession, compromise or other form or type of agreement (other than an agreement to extend the assessment period described in Section 6229 of the Code) in connection with any such matter that may adversely affect the Members, or any of them, without the express approval of a Supermajority of the Members.

       SECTION 7.11. CURRENT DISTRIBUTIONS.

       (a) DISTRIBUTION OF PROFITS The Company shall make distributions of Profits (each, a "Profit Distribution") to the Members in proportion to their Percentage Interests annually, within 120 days following the end of the fiscal year. The aggregate Profit Distribution for a fiscal year shall equal the excess of the cumulative Profits of the Company for the current period and all prior periods over all prior Tax Distributions and all prior Profit Distributions, less the amount of any required reserves (the "Required Reserves") as determined by the Management Committee. In determining the amount of Required Reserves, the Management Committee shall reasonably take into account the amount necessary: (i) to maintain a reasonably prudent Debt-to-Equity Ratio; (ii) to fund expected capital expenditures required by the Business Plan; (iii) to restore prior year Losses; and (iv) to provide such additional reserves as the Management Committee determines are necessary.

       (b) DISTRIBUTION OF NET CASH FROM CAPITAL TRANSACTIONS. Net Cash from Capital Transactions, other than from a sale of assets pursuant to a dissolution, which is distributed under Article XI, shall be distributed to the Members pro rata in accordance with their respective Percentage Interests.

       (c) DISTRIBUTION FOR TAXES. The Company shall make periodic distributions to the Members in proportion to their Percentage Interests (the "Tax Distributions") in an aggregate amount equal to the estimated incremental tax deposit required to be made with respect to the taxable income of the Company (the "Quarterly Tax Deposit"), as reasonably determined by the Independent Accountants. The Tax Distributions shall be made no later than 5 days before Quarterly Tax Deposits are required to be made to the Internal Revenue Service. The amount of the Quarterly Tax Deposit shall be determined using the following assumptions: (i) the applicable tax rate shall be the highest marginal effective federal, state, and local corporate income tax rate, as reasonably determined by the Accountants for the relevant fiscal year of the Company, and (ii) any tax losses of the Company will be carried forward to offset subsequent tax profits. If the Independent Accountants reasonably determine that the aggregate Tax Distributions for any Fiscal Year are not sufficient for or shall exceed the aggregate tax liability (computed in a manner consistent with the computation of the Tax Distributions) for such fiscal year of the Company, then subsequent Tax Distributions shall be appropriately adjusted.

       (d) DISTRIBUTION IN KIND. If any asset is distributed in kind, such asset shall be valued to determine the amount of Profits or Losses that would result if such asset were to be sold at its fair market value on the distribution date, and such Profits or Losses shall be allocated among the Capital Accounts of the Members in accordance with Article VII, as appropriate.

       SECTION 7.12. LIQUIDATION DISTRIBUTIONS. Upon dissolution of the Company, distributions of the remaining assets of the Company ("Liquidating Distributions") shall be made as provided in Section 11.3.

       SECTION 7.13. GENERAL. Except as specifically provided herein, no Member shall have the right to receive or power to demand a distribution in a form other than cash, and no Member shall be required or compelled to accept a distribution of any asset in kind to the extent that the interest distributed would exceed the Member's Pro Rata share. No Member shall have the right to receive interest on any distribution to the Member by the Company. Notwithstanding anything contained in this Agreement or the Certificate to the contrary, no Distribution shall be made to a Member in violation of the Act.

       SECTION 7.14. AMOUNTS WITHHELD. All amounts withheld pursuant to any provision of any federal, state or local tax law with respect to any payment, distribution or allocation to a Member shall be treated as amounts distributed to such Member pursuant to this Article VII for all purposes under this Agreement. The Company is authorized to withhold from distributions and to pay over to any federal, state or local government any amounts required to be so withheld pursuant to any federal, state or local law and shall treat these amounts as distributed to the Members with respect to which the amount was withheld.

       SECTION 7.15. ALLOCATION OF INCOME AND LOSS AND DISTRIBUTIONS IN RESPECT OF INTERESTS TRANSFERRED.

       (a) If any Interest is transferred, or is increased or decreased by reason of the admission of an Additional Member or otherwise, during any fiscal year of the Company, each item of net income, gain, loss, deduction, or credit of the Company for such fiscal year shall be assigned Pro Rata to each day in the particular period of such fiscal year to which such item is attributable (i.e., the day on or during which it is accrued or otherwise incurred), and the amount of each such item so assigned to any such day shall be allocated among the Members based upon each Member's respective Percentage Interest at the close of such day.

       (b) Authorized distributions of Company assets in respect of an Interest shall be made only to the Members who, according to the books and records of the Company, are the holders of record of the Interests in respect of which such distributions are made on the actual date of distribution. Neither the Company nor any Member shall incur any liability for making distributions in accordance with the provisions of the preceding sentence, whether or not the Company or the Member has knowledge or notice of any transfer or purported transfer of ownership of an Interest which has not met the requirements of Article III. Notwithstanding any provision above to the contrary, gain or loss of the Company realized in connection with a sale or other disposition of any of the assets of the Company shall be allocated solely to the parties owning Interests as of the date such sale or other disposition occurs.

                                    ARTICLE VIII

               RESTRICTIONS ON WITHDRAWAL AND TRANSFERS OF INTERESTS

       SECTION 8.1. BASIC RESTRICTIONS ON TRANSFER AND PERMITTED TRANSFERS.

       (a) Except as set forth in this Section, Section 8.5 and Section 8.6, none of the Units (Interest) of a Member or any portion thereof shall be the subject of a Transfer, unless the Member has obtained the prior written consent of each Member holding a Percentage Interest greater than forty percent (40%). Any Transfer or purported Transfer not in compliance with this
Article VIII shall be null and void.

       (b) A Member may make a Transfer of an interest (in whole or in part) to any wholly-owned or majority-owned subsidiary of such Member without the consent of the Management Committee; provided however that such transfer shall be conditioned and effective upon the execution by the transferee of an agreement (reasonably satisfactory to each of the Members) to be bound by the terms of this Agreement.

       SECTION 8.2. FURTHER RESTRICTIONS ON TRANSFER. In addition to the restrictions set forth in Section 8.1, no Member shall Transfer all or any part of the Member's interest: (a) without registration under applicable state or federal securities laws, unless an exemption therefrom applies and, if requested by the Company, the Member delivers an opinion of counsel satisfactory to the Company, that registration under any such laws is not required; or (b) if the Interest or portion thereof, when added to the total of all other Interests sold or exchanged in the preceding 12 consecutive months prior thereto, would result in the termination of the Company for tax purposes under Section 708 of the Code.

       SECTION 8.3. STATUS OF TRANSFEREE AND TRANSFEROR. Notwithstanding anything contained in this Agreement to the contrary except as set forth in
Section 8.1(b), any transferee or recipient of a Unit or Units (or any portion thereof) subject to an effective Transfer shall be an Assignee and shall have no right to (a) vote any Units or portion thereof subject to the Transfer or to otherwise participate in the management of the business or affairs of the Company, (b) become a substitute Member or otherwise exercise any rights of a Member, or (c) have access to the Company records; provided, however, an Assignee may become a Substitute Member upon approval by each Member holding a Percentage Interest greater than forty percent (40%), in their sole and absolute discretion, which approval shall be conditioned and effective upon the execution by Assignee of an agreement (satisfactory to each of the Members) to be bound by the terms of this Agreement. The Assignee shall pay all reasonable fees and expenses of the Company in connection with his or her admission as a Substitute Member. Upon any Transfer, the transferor of any interest to an Assignee shall cease to be a Member with respect to the portion of such Interest subject to the Transfer, and shall not have any power to exercise any rights of a Member thereto; provided, however, that such transferor shall not be released from any unpaid capital contributions or liabilities owing to the Company that were due and payable before the effective date of the Transfer. A transferee of an Interest shall have the right to become a Substitute Member only if the requirements of this Agreement, including Article VIII, are met.

       SECTION 8.4. PLEDGE OF INTERESTS. The pledge or granting of a security interest, lien or other encumbrance in or against all or any portion of a Member's Interest shall not be a Transfer subject to the restrictions of this
Article VIII; provided, that, in any event, the foreclosure, or exercise of other secured party remedies, with respect to such pledge, security interest, lien or other encumbrance resulting in a Transfer of any such Interest shall nonetheless be a Transfer subject to the restrictions of this Article VIII.

       SECTION 8.5. PUT AND CALL RIGHTS. Notwithstanding the foregoing restrictions on Transfers:

        (a) TELETECH PUT. At any time after December 31, 2004, TeleTech shall have the right, but not the obligation, to require Ford to purchase (the "Put") the Interest then held by TeleTech at a price equal to such Interest's Fair Market Value at the time of the Put by delivery of written notice (a "Put Notice") to Ford.

       (b) FORD CALL. At any time after December 31, 2004, Ford shall have the right, but not the obligation, to require TeleTech to sell (the "Call") TeleTech's Interest at a price equal to such Interest's Fair Market Value at the time of the Call by delivering written notice (a "Call Notice") to TeleTech.

       (c) VALUATION. For a period of 30 days after a Member's receipt of a Put Notice or a Call Notice, Ford and TeleTech shall negotiate in good faith in order to determine the Fair Market Value of TeleTech's Interest, determined on the basis of the Company as a public entity. If, at the end of such 30-day period, Ford and TeleTech are unable to agree on such Interest's Fair Market Value, the Fair Market Value of TeleTech's Interest shall be determined by a panel of two independent investment banking firms (each an "Independent Investment Banker"), one of which shall be designated by Ford and the other of which shall be designated by TeleTech. Such designations shall be made as promptly as possible after expiration of the foregoing thirty (30) day good faith negotiation period. The Company shall, upon reasonable notice, afford each Independent Investment Banker and its representatives full access during normal business hours to the properties, books and records of the Company and the Company's subsidiaries and shall cause the Company's officers and employees and the officers and employees of the Company's subsidiaries to furnish such additional financial and operating data and other information as the Independent Investment Bankers and their representatives shall from time to time reasonably request. Each Independent Investment Banker shall submit its written determination of the Fair Market Value of TeleTech's Interest as of the date of the Put Notice or

Call Notice, as applicable, within 30 days after the date of retention. If the higher determination of the two Independent Investment Bankers is not greater than 110% of the lower determination, the Fair Market Value of TeleTech's Interest as of the date of the Put Notice or Call Notice, as applicable, shall be an average of such two determinations. If the higher determination is greater than 110% of the lower determination, then such two Independent Investment Bankers shall jointly select, within ten days after the date on which they are informed of such difference, a third Independent Investment Banker. Such third Independent Investment Banker shall deliver its written determination of the Fair Market Value within 30 days after its selection, and the Fair Market Value of TeleTech Interest shall be the average of the two closest determinations, or if there are not two closest determinations, the average of all three determinations. The fees and expenses of such Independent Investment Bankers shall be shared equally by Ford and TeleTech.

       SECTION 8.6. RIGHT OF FIRST OFFER. At any time after December 31, 2004, if any Member who holds a Percentage Interest equal to or greater than 40% proposes to Transfer, directly or indirectly (the "Offering Member"), all or any portion of its Interest (the "Offered Interest"), then, except as set forth in Section 8.1(b), the Offering Member shall comply with SECTIONS 8.6(a) through 8.6(g).

       (a) The Offering Member shall give a written notice (the "Offering Notice") to all other Members, but excluding any persons or entities becoming Members pursuant to Section 13.2 (each an "Eligible Purchaser" and collectively, the "Eligible Purchasers") which shall state (i) that the Offering Member desires to Transfer the Offered Interest, (ii) the minimum sale price (the "Offer Price") for the Offered Interest, and (iii) the other material terms and conditions of the proposed Transfer. Each Offering Notice shall constitute an offer by the Offering Member to the Eligible Purchasers to sell the Offered Interest at the Offer Price in cash.

       (b) Within 30 days of receipt of an Offering Notice, each Eligible Purchaser may elect (the "Right of First Offer") to purchase its pro rata portion of the Offered Interest at the Offer Price in cash upon delivery to the Offering Member of a notice (a "Buyer's Notice") (i) stating that the Eligible Purchaser elects to purchase its pro rata portion (based on the proportion that its Percentage Interest bears to the Percentage Interests of all Eligible Purchasers) of the Offered Interest (each Eligible Purchaser who elects to purchase its pro rata portion of the Offered Interest is referred to as a "Participating Member," and each Eligible Purchaser who does not elect to purchase its pro rata portion of the Offered Interest is referred to as a "Non-Participating Member") at the Offer Price in cash, (ii) stating that the election is irrevocable, and (iii) identifying the source of financing for the purchase or providing other evidence that the Participating Member is able to effect the purchase without financing. Failure of an Eligible Purchaser to exercise its right within the 30-day period shall be regarded as a waiver of the right.

       (c) Subject to the rights of the other Participating Members to participate in such purchase as set forth below, each Participating Member shall have the right to purchase all (but not less than all) of the Offered Interest as to which the Non-Participating Members, if any, did not elect to acquire (the "Remaining Offered Interest"). The right shall be exercised by delivery of a written notice to the Offering Member and all other Participating Members within 30 days after receipt of the Offering Notice (but not less than five days after the Participating Members have received notice from the Offering Member specifying the portion of the Offered Interest that remains available). If more than one Participating Member timely elects to exercise its option with respect to the Remaining Offered Interest, the right to purchase the Remaining Offered Interest shall be allocated pro rata among the Participating Members so electing based on the proportion that a Participating Member's Percentage Interest bears to the Percentage Interests of all Participating Members who have elected to increase their purchase. Failure of any Participating Member to exercise its right within the 30-day period shall be regarded as a waiver of its right to purchase its pro rata portion of the Remaining Offered Interest.

       (d) If Participating Members have not delivered a Buyer's Notice electing to purchase 100% of the Offered Interest within the period specified in this SECTION 8.6, the Company shall have the right, by delivering to the Offering Member a Buyer's Notice, upon a vote of Members (other than the Offering Member) having 75% or more of the Interests held by such Members, which Buyer's Notice shall be given to the Offering Member within ten days after the expiration of the period otherwise specified in this SECTION 8.6(b) AND (c), to purchase the remaining portion of such Offered Interest; provided that no Member who does not consent thereto shall be required to make any additional contribution in or loan to or to incur or assume any personal liability in order to enable the Company to exercise or finance its right to purchase such interests.

       (e) Delivery of a Buyer's Notice pursuant to SECTION 8.6(b) and the notice pursuant to SECTION 8.6(c) relating to any Remaining Offered Interest each shall constitute a contract between the Offering Member and the Participating Member or the Company, as the case may be, for the sale and purchase of the relevant portion of the Offered Interest and Remaining Offered Interest, as the case may be, at the Offer Price in cash and upon the other terms and conditions set forth in the Offer Notice; provided, however, that the Offering Member shall be required to sell its Offered Interest to the participating Members or the Company only if the Participating Members or the Company agree collectively to purchase all, and not less than all, of the Offered Interest, including any and all Remaining Offered Interest pursuant to any provision of this SECTION 8.6.

       (f) If the Eligible Purchasers or the Company do not collectively elect to purchase all of the Offered Interest (pursuant to this SECTION 8.6), the Offering Member may, within one year of the expiration of the 30-day period specified in SECTION 8.6(c), Transfer (or enter into an agreement to Transfer) all or any portion of the Offered Interest, to one or more Persons at a price not less than 97.5% of the Offer Price.

       (g) The closing of any purchase of the Offered Interest by the Participating Members shall be held at the principal office of the Company at 11:00 a.m. local time on a Business Day chosen by the Offering Member (upon at least ten days' notice to the other parties to the transaction), which date shall be no later than 10 days after the scheduled closing date provided for in the Offering Notice; provided, however, that the closing may be held at any other time and place as the parties to the transaction may agree. At the closing, the Offering Member shall deliver those instruments, executed by it and in form and substance reasonably satisfactory to the Participating Members, as shall be necessary to transfer, assign and convey the Offered Interest to the Participating Members, free and clear of all liens or other encumbrances (other than those created by the provisions of this Agreement), against payment of the purchase price therefor. Each party to the purchase of the Offered Interest shall bear his, her or its own legal, accounting and other expenses.

       SECTION 8.7. EFFECT OF A VIOLATION. Any attempted or purported Transfer of a Member's Interest in the Company in violation of this Agreement shall be void and of no force or effect. Without limiting the preceding sentence in any way, if the transferee of any such attempted or purported Transfer is nonetheless found to have rights in the subject Interest, the Transferee shall be an Assignee subject to the rights and obligations set forth in this Agreement and the Certificate.

                                     ARTICLE IX

                      COVENANTS RELATING TO CONDUCT OF BUSINESS

       SECTION 9.1. AFFIRMATIVE COVENANTS. The Company shall provide to each Member the following:

       (a) as soon as available after the end of each month but no later than fifteen days after, unaudited consolidated statements of income and cash flows of the Company for such month, and consolidated balance sheets of the Company as of the end of such month, all prepared in accordance with GAAP, subject to the absence of footnote disclosures and to normal year-end adjustments;

       (b) within 60 days after the end of each fiscal year, audited consolidated statements of income and cash flows of the Company for such fiscal year, and consolidated balance sheets of the Company as of the end of such fiscal year, all prepared in accordance with generally accepted accounting principles, consistently applied, and accompanied by an opinion of an independent accounting firm mutually selected by the Members;

       (c) within 10 days, after knowledge of any breach of any provision of this Agreement, regardless of materiality, or any material adverse change or event, notification of such breach or event which provides a description thereof ("material adverse change or event" meaning any change or event that is materially adverse to the business, properties, assets, financial condition or results of operations of the Company);

       (d) upon request by any Member, reasonable access to the properties, books, records, or personnel of the Company; and

       (e) prior to 30 days preceding the commencement of a fiscal year, a Budget approved by the Management Committee in accordance with this Agreement.

                                     ARTICLE X

                              DISSOCIATION OF A MEMBER

       SECTION 10.1. DISSOCIATION. A person ceases to be a Member upon the occurrence of any of the following events (each an "Event of Dissociation"):

       (a)    The Member withdraws from membership in the Company;

       (b) The Member Transfers its entire Interest, whether or not the Assignee is admitted as a Substitute Member;

       (c) In the case of a Member who is a Member by virtue of being a trustee of a trust, the termination of the trust, but not merely the substitution of a new trustee;

       (d) In the case of a Member that is a partnership, limited partnership, limited liability partnership or limited liability company, the dissolution and commencement of winding up of the partnership, limited partnership, limited liability partnership or limited liability company;

       (e) In the case of a Member that is a corporation, the dissolution of the corporation;

       (f) In the case of a Member that is an estate, the distribution by the fiduciary of the estate's entire Interest in the Company; or

       (g)    Bankruptcy of the Member.

       SECTION 10.2. RIGHTS OF DISSOCIATING MEMBER. Upon an Event of Dissociation as to a Member:

       (a) If the Event of Dissociation causes a dissolution and winding up of the Company under ARTICLE XI, the Member shall be entitled to participate in the winding up of the Company to the same extent as any other Member, except that if the Event of "Dissociation is a breach of this Agreement, any distributions to which the Member would have been entitled shall be reduced by any damages sustained by the Company as a result of the dissolution and winding up; and

       (b) If the Event of Dissociation does not cause a dissolution and winding up of the Company under ARTICLE XI the Member shall not be entitled to (i) any distribution solely by reason of the Members dissociation, and thereafter shall only be entitled to participate as an Assignee in the Company, (ii) a redemption of the Member's Interest or otherwise receive the value of the Member's Interest until such time, and in the manner, provided under Article XI for the dissolution and winding up of the Company, and (iii) any voting rights or any further representation on the Management Committee.

                                     ARTICLE XI

                             DISSOLUTION AND WINDING UP

       SECTION 11.1. DISSOLUTION. The Company shall be dissolved and its affairs wound up on the first of the following to occur:

       (a) A determination by a Supermajority of the Members that the Company shall be dissolved;

       (b) An Event of Dissociation occurs, unless the remaining Members elect to continue the business of the Company within 90 days after the remaining Members are notified in writing of the Event of Dissociation; or

       (c)    At such earlier time as may be provided by applicable law.

       SECTION 11.2. WINDING UP. Upon dissolution, the Members shall proceed to wind up and liquidate the business and affairs of the Company, and the Company may only carry on business that is appropriate to wind up and liquidate the business and affairs of the Company, including the following:
(a) collecting the Company's assets, (b) disposing of properties that will not be distributed in kind to Members, (c) discharging or making provision for discharging liabilities, (d) distributing the remaining property among the Members, and (e) doing every other act necessary to wind up and liquidate the business and affairs of the Company. The Members shall follow the procedure for disposing of known claims set forth in the Act and shall publish notice of the dissolution of the Company pursuant to the Act.

       SECTION 11.3. DISTRIBUTION OF ASSETS. Upon the winding up of the Company, the assets shall be distributed as follows:

       (a) To creditors, including Members who are creditors to the extent permitted by law, in the order of priority as provided by law to satisfy the liabilities of the Company whether by payment or by the establishment of adequate reserves, excluding liabilities for distributions to Members pursuant to ARTICLE VII;

       (b) To Members to repay any loans to the Company or to satisfy any liabilities for distributions pursuant to Article VII which remain unpaid;

       (c) To Members in an amount equal to the aggregate positive Capital Account balances of all Members, pro rata in proportion to each such Member's positive Capital Account balance as provided in Treasury Regulation 1.704-1
(b)(2)(ii)(b)(2).

       (d) To Members pro rata in proportion to their respective Percentage Interests.

       SECTION 11.4. FINAL AUDIT. Within a reasonable time following the completion of the liquidation, the liquidator shall supply each Member a statement that shall set forth the assets and liabilities of the Company as of the date of the complete liquidation and each Member's pro rata portion of the distributions.

                                    ARTICLE XII

                                     AMENDMENTS

       SECTION 12.1. PROPOSAL OF AMENDMENTS. Amendments to the Articles and this Agreement may be proposed in writing by any Member. If any such proposed amendment could adversely affect the classification of the Company as a partnership for federal income tax purposes, the proposed amendment must be accompanied by an opinion of counsel as to the legality and effect on the Company and the Members. Copies of any amendments proposed to be made pursuant to this Section 12.1 shall be sent to the Members.

       SECTION 12.2. APPROVAL OF AMENDMENTS. A proposed amendment shall be voted upon at either a regular or a special meeting of the Management Committee duly called for the purpose of voting on the amendment. Such votes shall be exercised as provided in Article IV, and such amendment shall be approved only by a Supermajority of the Members.

                                    ARTICLE XIII

                           PUBLIC OFFERING AND INCENTIVES
                                 FOR EMPLOYEES AND
                               CONSULTANTS TO COMPANY

       The Members anticipate that (a) at a later date, direct or indirect interests in the Company, or its successor, may be sold in a public offering, and (b) in order for the Company to attract and retain key employees and consultants, it will be necessary to offer direct or indirect interests in the Company, or its successor, through option and grant arrangements. The Members agree that upon approval of Members by a Supermajority Approval, additional Interests (or their equivalent) may be offered to Additional Members (or their equivalent) for the foregoing purposes. Any issuances of Interests pursuant to the foregoing two sentences will be dilutive of all then-existing Members and their Interests. For purposes of the foregoing, the Members further agree to the following provisions:

       SECTION 13.1. PUBLIC OFFERING PROVISIONS. Interests in the Company may be sold in a public offering through one of the following three methods, as selected by Members by a Supermajority Approval.

       (a) CONVERSION TO CORPORATION. The Company may be converted into a corporation ("Successor Corporation"), formed under the laws of a state of the United States, pursuant to (i) a merger or consolidation of the Company into a corporation formed for such purpose, (ii) pursuant to a transfer to the Successor Corporation of all of the assets and all of the liabilities of the Company, (iii) through a conversion of the Company into a corporation pursuant to provisions of Section 18-216 of the Act (or successor provisions thereto), or (iv) through any substantially equivalent method. In connection with any of the foregoing, the Interests of Members would be converted into or exchanged for shares of capital stock in the Successor Corporation. The method used to convert the Company into a Successor Corporation shall be determined by the Members by a Supermajority Approval. The constituent documents of the Successor Corporation shall provide that all matters submitted to shareholders for approval, including mergers, consolidations, sale or other disposition of all or substantially all of the assets, amendments to articles of incorporation, dissolutions, and winding up, shall require the approval of a Supermajority of the votes entitled to vote thereon and shall otherwise be as determined by the Members by a Supermajority Approval. The capital stock that each of the Members receive in the Successor Corporation in exchange for each Interest (or fraction thereof) shall be identical in all material respects to the capital stock received by all other Members in the Successor Corporation in exchange for each Interest (or fraction thereof) (the Members acknowledge that the capital stock in the Successor Corporation offered to the public or other non-Member Persons may have different voting rights than the capital stock provided to the Members).
 Following conversion of the Company into the Successor Corporation, the Successor Corporation would sell in a public offering such capital stock of the Successor Corporation on such terms and conditions as may be determined by the Members by a Supermajority Approval.

       (b) Formation of a Member Corporation for Purposes of a Public Offering. The Company may cause to be formed a new corporation ("Public Corp") under the laws of a state of the United States, the sole purpose of which would be to hold an Interest in the Company. The constituent documents of Public Corp shall be as determined by the Members by a

Supermajority Approval. Public Corp would sell its capital stock in a public offering on such terms and conditions as may be determined by the Members by a Supermajority Approval. The net proceeds of the Public Offering would be used by Public Corp to make a Capital Contribution to the Company and acquire a Interest in the Company, on such terms as may be determined by the Members by a Supermajority Approval. Upon the making of such Capital Contribution, Public Corp would be admitted as a Member of the Company. In connection with a Public Offering by Public Corp, if the Members determine, by a Supermajority Approval, that Public Corp must have special management or other rights in order to avoid registration under the Investment Company Act of 1940, this Agreement may be amended, by determination of the Members by a Supermajority Approval, to accommodate such special management and other rights. Pursuant to the foregoing, but not by way of limitation, the Members may determine, by Supermajority Approval, that in order to undertake the Public Offering, Public Corp must become sole Manager of the Company, with sole and exclusive power to direct the business and affairs of the Company. In such a case, the Interests shall be restructured so that a substantial Supermajority of each Member's Interests are converted into Interests with no votes and the balance of such Interests retain votes. The Interests that retain votes would in turn be contributed by the Members to Public Corp in exchange for capital stock of Public Corp that would provide to the Members, at a minimum, a percentage of the votes in the selection of the board of directors of Public Corp and on matters submitted to the shareholders of Public Corp for their approval equivalent to the percentage of Membership Interests held by the Members in the Company. In connection with any such restructure, each Member's Interest shall be converted into non-voting and voting Interests by applying the same conversion ratio and the capital stock that each of the Members receive in Public Corp in exchange for each voting Interest shall be identical in all material respects to the capital stock received by all other Members in Public Corp in exchange for each voting Interest. Following completion of the contribution of voting Interests to Public Corp in exchange for Public Corp stock, the Company would be converted into a Manager-managed limited liability company.

       (c) CONTRIBUTION OF ASSETS AND LIABILITIES TO NEW CORPORATION. The Company may contribute all or substantially all of its assets and liabilities to a corporation formed under the laws of a state of the United States in exchange for capital stock of that corporation. That corporation would then sell in a public offering stock in that corporation on such terms and conditions as may be determined by the Members by a Supermajority Approval. The Company shall remain in existence after the public offering, as a shareholder of the public company. In connection with any public offering pursuant to the foregoing, but subject to the restrictions and limitations of the foregoing, this Agreement may be amended as deemed necessary or convenient by Company counsel or by the Company's anticipated underwriters in such public offering to permit the public offering upon approval by the Members by a Supermajority Approval. In addition, each Member agrees to take all steps, and execute all documents and instruments as may be reasonably necessary to carry out a public offering pursuant to any of the foregoing methods. The restructuring and transactions contemplated by this Section 13.1 shall be carried out so as to minimize, to the maximum extent reasonably possible, adverse tax consequences to the Company, its successor, and the Members and their Affiliates. In connection with a public offering, each of the Members shall be afforded substantially the same rights pro rata (based on relative Interests) as are offered to other Members to exchange their Interests for registered or registrable shares in Public Corp or to register pursuant to the Securities Act their direct or indirect interests in the Company. Nothing herein, or elsewhere, shall however be construed as a commitment or understanding of any Member (or any of its Affiliates) to undertake a Public Offering in connection with the Company and the Members acknowledge that no such commitment or understanding has been made or reached.

       SECTION 13.2. INCENTIVE PROVISIONS. Any offering of direct or indirect interests in the Company to key employees and consultants of the Company shall be pursuant to such plans and arrangements as may be approved by the Members by a Supermajority Approval; provided that any such offerings shall not alter the relative Membership percentages then held by Ford and TeleTech.

                                    ARTICLE XIV

                                   MISCELLANEOUS

       SECTION 14.1. COMPLETE AGREEMENT. This Agreement, the Ancillary Agreements and the Certificate constitute the complete and exclusive statement of agreement among the Members with respect to its subject matter. This Agreement and the Articles replace and supersede all prior agreements by and among the Members or any of them. This Agreement and the Certificate supersede all prior written and oral statements, and no representation, statement, or condition or warranty not contained in this Agreement or the Articles will be binding on the Members or have any force or effect whatsoever.

       SECTION 14.2. DISPUTE RESOLUTION. If any dispute involving the Members arises out of or relates to the business of the Company or arises out of or relates to this Agreement, including, without limitation, any dispute with respect to any alleged breach of this Agreement or the management of the Company, the Members shall meet promptly (through representatives with authority to resolve the dispute). If the Members cannot resolve the dispute within 30 days (the "Resolution Date"), the Company and any former or current Member shall arbitrate the dispute in accordance with the Commercial
Arbitration Rules of the American Arbitration Association .   Each Member to
the dispute shall select one non-neutral arbitrator expert in the subject matter of the dispute. In the event that either Member fails to select an arbitrator as set forth herein within 20 business days from the Resolution Date, then the matter shall be resolved by the arbitrator selected by the other party. The two arbitrators shall select a third independent, neutral arbitrator experienced in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this Section 14.2. If the two arbitrators selected by the parties are unable to agree upon a third arbitrator within twenty days after their selection, the third arbitrator shall be selected by the President of the AAA. The arbitrators shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") is made or rendered as soon as practicable, but in no event later than 90 business days after the selection of the arbitrators, nor later than ten business days after completion of the arbitration proceeding. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). Except as set forth in this Section 14.2, arbitration shall be the sole and exclusive remedy between the parties with respect to any dispute, protest, controversy or claim arising out of or relating to this Agreement. Unless all the parties to an arbitration otherwise consent in writing, the location of the arbitration hearings and the place of entry of the award shall be in Wilmington, Delaware. The parties consent to exclusive jurisdiction of, and agree that sole venue will lie in, the state and federal courts in Wilmington, Delaware or the state of the otherwise agreed location for any allowable judicial proceeding relating to any arbitration under this Agreement, including entry of a judgment on the award. The Final Determination shall be final and binding and shall not be reviewable in any court on any gounds except corruption, fraud or undue means of a party or for evident partiality or corruption of the arbitrator. The parties intend to eliminate all other court review of the award and the arbitration proceedings. Except for a proceeding to enforce or confirm an award or a proceeding brought by all parties to the dispute to vacate or modify an award, the initiation of any suit relating to a dispute that is arbitrable under this Agreement shall constitute a material breach of this Agreement. Except as necessary in a judicial proceeding allowable under this Section 14.2, all matters relating to any arbitration shall be confidential. Notwithstanding the provisions of this Section 14.2, the Members hereby acknowledge that any breach of the provisions of Article VIII may give rise to irreparable injury to the Company and/or the Members, inadequately compensable in monetary damages. Notwithstanding anything to the contrary stated herein, the parties hereto will be able to seek and obtain equitable relief, including injunctive relief, against the breach or threatened breach of any of the provisions for which monetary damages are not adequate and the non-breaching party shall be entitled to recover from the breaching party its reasonable attorneys' fees and costs incurred in obtaining such equitable remedies. This Section 14.2 shall survive any dissolution of the Company and any termination of this Agreement.

       SECTION 14.3. GOVERNING LAW. This Agreement and the rights of the parties under this Agreement will be governed by, interpreted, and enforced in accordance with the laws of the State of Delaware.

       SECTION 14.4. BINDING EFFECT: CONFLICTS. Subject to the provisions of this Agreement relating to transferability, this Agreement will be binding upon and inure to the benefit of the Members and their respective distributees, successors and assigns. This Agreement is subject to, and governed by, the Act and the Certificate. In the event of a direct conflict between the provisions of this Agreement and the mandatory provisions of the Act or the provisions of the Certificate, the provisions of the Act or the Certificate, as the case may be, will be controlling.

       SECTION 14.5. HEADINGS: INTERPRETATION. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement. The singular shall include the plural, and the masculine gender shall include the feminine and neuter, and vice versa, as the context requires.

       SECTION 14.6. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid, unreasonable, or unenforceable under the present or future laws effective during the term of this Agreement, such provision will be fully severable; this Agreement will be construed and enforced as if such illegal, invalid, unreasonable, or unenforceable provision had never comprised a part of this Agreement; and the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid, unreasonable, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, unreasonable, or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, unreasonable, or unenforceable provision as may be possible and be legal, valid, reasonable, and enforceable.

       SECTION 14.7. MULTIPLE COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof with respect to this Agreement it will be necessary to produce only one copy hereof signed by the party to be charged.

       SECTION 14.8. ADDITIONAL DOCUMENTS AND ACTS. Each Member agrees to promptly execute and deliver to the Company such additional documents, statements of interest and holdings, designations, powers of attorney, and other instruments, and to perform such additional acts, as the Company may determine to be necessary, useful or appropriate to complete the organization of the Company, effectuate, carry out and perform all of the terms, provisions, and conditions of this Agreement and the transactions contemplated by this Agreement, and to comply with all applicable laws, rules and regulations.

       SECTION 14.9. NO THIRD PARTY BENEFICIARY. This Agreement is made solely and specifically among and for the benefit of the Members and their respective successors and assigns subject to the express provisions of this Agreement relating to successors and assigns. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other third party. No creditor or other third party will have any rights, interest, or claims under the Agreement or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

       SECTION 14.10. NOTICES. Any notice, demands or other communications to be given or delivered under or by reason of any provision of this Agreement shall be in writing and shall be deemed to have been given and received when delivered personally to the recipient, sent to the recipient by overnight courier service (charges prepaid) or mailed to, the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Member at the address indicated on EXHIBIT A and to the Company at the address of its principal place of business or to such other address or the attention of such other person as the recipient party has specified by giving five (5) days written notice to the sending party.

       SECTION 14.11. TITLE TO COMPANY PROPERTY. Legal title to all property of the Company will be held and conveyed in the name of the Company.

       SECTION 14.12. OTHER VENTURES. Subject to any separate noncompetition agreements to which a Member may be a party, each of the Members and their Affiliates may engage, directly or indirectly, in any other business venture or ventures of any nature and description, independently or with others; provided that TeleTech agrees that so long as it is a Member any new business, customers or technology generated or developed by TeleTech or its Affiliates coming within the scope of the purposes of the Company set forth in clause (a) of Article I shall be offered to the Company first.

                              [SIGNATURE PAGE FOLLOWS]

       IN WITNESS WHEREOF, the Members have executed this Agreement on the date set forth opposite their signatures, to be effective on the Effective Date.



                                       TELETECH HOLDINGS, INC.


                                       By:  /s/ Norman Blome
                                          ----------------------------------

                                       Its:   Treasurer
                                          ----------------------------------



                                       FORD MOTOR COMPANY


                                       By:  /s/ Brian P. Kelley
                                          ----------------------------------

                                       Its:   Vice President
                                          ----------------------------------